Exhibit 99.1

ORACLE HEALTHCARE ACQUISITION CORP. AND PRECISION

THERAPEUTICS ANNOUNCE DEFINITIVE MERGER AGREEMENT

Oracle Healthcare Acquisition Corp. to Merge with Precision Therapeutics, Inc.

PITTSBURGH, PA AND GREENWICH, CT, December 4, 2007 – Oracle Healthcare Acquisition Corp. (“Oracle”) (OTCBB: OHAQ, OHAQW and OHAQU), a publicly-traded special purpose acquisition company, announced today that it has entered into a definitive merger agreement providing for the acquisition of privately-owned Precision Therapeutics, Inc. (“PTI”), a life sciences company developing and commercializing tests intended to assist physicians in individualizing cancer therapy in an effort to improve treatment outcomes. Under the agreement, subject to the satisfaction of customary closing conditions, Pittsburgh-based PTI would be the surviving corporation in a merger with a subsidiary of Oracle. PTI would retain the Precision Therapeutics, Inc. name. Upon consummation of the merger, Oracle would change its name to Precision Therapeutics Corp.

It is expected that Oracle would apply to have its shares trade on NASDAQ upon completion of the merger. Oracle is expected to have approximately $120 million in cash at the closing, before payment of expenses of the merger and cash paid to any PTI stockholders that exercise their Delaware law right to appraisal of their shares and existing Oracle stockholders that exercised their right to have their shares converted into cash. These funds would remain in the merged company and be available to finance sales and marketing, product development, clinical trials and research and development, and for general corporate purposes.

Sean C. McDonald, President and Chief Executive Officer of PTI, would become President and Chief Executive Officer and a director of the combined company, which would be headquartered in Pittsburgh, Pennsylvania. Oracle board members Larry Feinberg, Joel Liffmann and Per G. H. Lofberg would remain on the board of the combined company after the merger, as would Kevin Johnson, who is a member of the boards of both Oracle and PTI.

“We are very excited about this merger as it would provide the financial resources to capitalize on the progress we have made in commercializing our ChemoFx test,” said Sean McDonald, President and CEO of PTI. “The capital available to us upon the closing of the transaction would support an increased sales and marketing effort, which should allow us to continue the rapid revenue growth that we have been experiencing. In addition we look forward to working with Larry, Joel and Per and leveraging their experience as Precision transitions to a publicly traded company.”

Larry N. Feinberg, Founder and Chairman of Oracle, said, “This merger combines Precision Therapeutics’ proprietary ChemoFx test with Oracle’s access to the capital markets. Precision Therapeutics has a strong management team with a proven track record. They are a highly focused, creative team with the ability to execute and a reputation for building businesses.”

“Since its inception, Precision Therapeutics has raised approximately $73 million in venture capital from premier healthcare investors. The ChemoFx test has been validated in numerous clinical studies and has been reimbursed by both Medicare and commercial payors. Additionally, Precision has built a focused direct sales and marketing organization, which is driving adoption of the product initially in the gynecological cancer market,” Mr. Feinberg added.

This transaction has been reviewed and approved by the board of directors of each of Oracle and PTI. In addition to other conditions, the transaction is subject to stockholder approval from both companies and termination or expiration of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The registration statement related to the issuance of Oracle common stock to PTI security holders in the merger and the proxy materials to be sent to Oracle’s stockholders are subject to prior review by the Securities and Exchange Commission (the “SEC”). The holders of PTI capital stock representing the requisite vote of the PTI stockholders have voted for the transaction and related matters pursuant to written consents, with the approval of additional PTI stockholders to be solicited following completion of the SEC review process. Following completion of such SEC review process, Oracle will seek stockholder approval of the transaction and related matters at a stockholders’ meeting convened for such purpose. The approval of a majority of the Oracle stockholders represented at the meeting in person or by proxy must be obtained. Oracle stockholder approval will also be subject to having less than 20% of its stockholders both vote against the transaction and properly exercise certain conversion rights, as provided under Oracle’s charter. In the event that the merger is not completed by the expiration date set forth in the merger agreement, Oracle’s officers will take all actions necessary to promptly dissolve and liquidate Oracle in accordance with its charter.

Oracle is represented in the transaction by Willkie Farr & Gallagher LLP, and PTI is represented by Cooley Godward Kronish LLP.

Description of the Transaction

Under the merger agreement, Oracle would issue to each holder of PTI capital stock a number of shares of Oracle common stock based on an exchange ratio calculated in accordance with the merger agreement. The exchange ratio pursuant to which shares of PTI common stock would be exchanged for shares of Oracle common stock will be equal to the quotient obtained by dividing (x) the sum of (i) the product of (A) 22,500,000 and (B) the average closing sales price per share of Oracle common stock as reported on the OTC Bulletin Board for the consecutive period beginning at 9:30 am New York time on the thirteenth trading day immediately preceding the closing date and concluding at 4:30 pm New York time on the third trading day immediately preceding the closing date and (ii) the aggregate exercise price of all outstanding PTI options, warrants and other stock awards outstanding immediately prior to the effective time of the merger, by (b) the number of shares of PTI common stock outstanding on a fully diluted basis immediately prior to the effective time of the merger assuming the conversion or exercise (as applicable) of all PTI preferred stock, options, warrants, bridge notes and other rights to acquire PTI common stock outstanding at such time, by (y) the average closing sales price per share of Oracle common stock as reported on the OTC Bulletin Board for the consecutive period beginning at 9:30 am New York time on the thirteenth trading day immediately preceding the closing date and concluding at 4:30 pm New York time on the third trading day immediately preceding the closing date. Assuming an exchange ratio of approximately 0.4059 of a share of Oracle common stock per PTI share, based on the closing sales price of Oracle common stock on November 30, 2007 and the number of outstanding shares of PTI capital stock and shares issuable upon exercise of outstanding options and warrants to purchase PTI capital stock as of November 30, 2007, Oracle would be obligated to issue an aggregate of approximately 19.0 million shares of Oracle common stock at the closing (including 2.25 million shares to be deposited into an escrow account).

Under the merger agreement, Oracle would also assume all outstanding options and warrants to purchase PTI capital stock, and these options and warrants would become exercisable for shares of Oracle common stock (and, potentially in limited circumstances described below, cash). Each outstanding PTI option and warrant at the closing of the merger would become exercisable for a number of shares of Oracle common stock equal to the number of PTI shares into which the security is then exercisable, multiplied by the exchange ratio, and the exercise price per share would be equal to the existing exercise price divided by the exchange ratio. Oracle would reserve approximately 4.5 million additional shares of Oracle common stock for future issuance in connection with Oracle’s assumption of PTI’s outstanding options and warrants. To the extent that currently outstanding PTI options or warrants are exercised prior to the closing of the merger, the number of shares of Oracle common stock that would be issued at the closing of the merger would increase and the number of the shares of Oracle common stock reserved for future issuance in connection with Oracle’s assumption of PTI’s outstanding options and warrants would decrease by the same amount. Stockholders of Oracle would continue to own their existing shares of Oracle common stock and their existing Oracle warrants and units, as applicable.

In addition, on the date that is 180 days following the closing of the merger, if the average closing sales price per share of Oracle common stock for the preceding seven trading days is less than $7.78 per share, then Oracle would issue, or reserve for issuance as applicable, additional shares of Oracle common stock, or make a payment in cash (or a combination of cash and additional shares) to the former holders of PTI capital stock, options and warrants, such that the aggregate market value of the cash and/or Oracle common stock issued or reserved for issuance (aggregating the shares issued upon the completion of the merger and at such subsequent date) would be valued at $7.78 per share as of such date. However, the maximum number of additional shares that Oracle is required to issue or reserve for issuance pursuant to the preceding sentence would be 6,666,667 shares, as reduced to the extent any such amounts owed are paid in cash, and the amount of cash may be paid is limited as described in the merger agreement. Any cash paid or shares of Oracle common stock issued or reserved for issuance in accordance with this additional payment would be issued or reserved, as applicable, pro rata to the former PTI securityholders based on the relative number of shares of Oracle common stock issued to, or reserved for issuance to, each such holder at the time of closing of the merger, subject to pro rata reallocation of shares that would otherwise be reserved for issuance to holders of options or warrants that expire or are forfeited between the closing of the merger and the determination date among the remaining former PTI securityholders.

In addition, under the merger agreement, the former holders of PTI common stock receiving shares of Oracle common stock at the closing and the holders of the assumed PTI options and warrants would have the right to receive their pro rata portion of an earn-out payment of up to an additional 4,250,000 shares of Oracle common stock if the combined company achieves (i) trailing 12 month net revenue in excess of $7 million from the sale of services or products for use in connection with non-gynecologic cancers, (ii) trailing 12 month net revenue in excess of $40 million from the sale of services or products for any use or (iii) cumulative aggregate net revenue in excess of $10 million from the sale of services or products for use in connection with non-gynecologic cancers. The calculation period to earn 100% of the 4,250,000 shares would end on June 30, 2010. In the event that the first of these milestones is not achieved by June 30, 2010 but is achieved by the calculation period ending December 31, 2010, the former holders of PTI common stock, options and warrants would have the right to receive a pro rata portion of such earn-out payment equal to 75% of the 4,250,000 shares of Oracle common stock, or 3,187,500 shares of Oracle common stock. The merger agreement provides that the milestones would be calculated without giving effect to any acquisitions following the effective time of the merger. Any shares of Oracle common stock that would otherwise be reserved for issuance in accordance with this paragraph to holders of options or warrants that expire or are forfeited between the closing of the merger and the determination date would be reallocated on a pro rata basis among the remaining former PTI securityholders.

About Oracle Healthcare Acquisition Corp.

Oracle is a blank check company formed on September 1, 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business in the healthcare industry. On March 8, 2006, Oracle consummated its initial public offering of 15,000,000 units, which were sold at an offering price of $8.00 per unit, which together with the private placement of 833,334 warrants to certain founding stockholders of Oracle at an offering price of $1.20 per warrant, generated total gross proceeds of approximately $121,000,000. Of this amount, $113,500,000 was placed in trust, including $2,400,000 in deferred underwriting fees. Oracle common stock, warrants and units are quoted on the OTC Bulletin Board under the symbols OHAQ, OHAQW and OHAQU, respectively.

About Precision Therapeutics, Inc.

PTI is a life sciences company developing and commercializing tests intended to assist physicians in individualizing cancer therapy in an effort to improve treatment outcomes. PTI has developed and currently markets its proprietary ChemoFx test. ChemoFx is a chemoresponse test, a type of test that uses a patient’s live tumor cells to assess his or her likelihood of responding to various cancer drugs, or drug combinations, that the patient’s physician is considering for treatment. ChemoFx measures both the responsiveness, or sensitivity, of tumor cells to particular drugs, as well as their resistance. For more information on PTI, please visit its website at www.PrecisionTherapeutics.com.

Additional Information About the Merger and Where to Find It

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such jurisdiction. In connection with the proposed merger, Oracle will file a proxy statement and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ORACLE, PTI AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Oracle at http://www.sec.gov, the SEC’s Web site.

Participants in the Solicitation

Oracle and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Oracle’s stockholders with respect to the proposed merger. Information regarding the officers and directors of Oracle is set forth in Oracle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on March 27, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in Oracle’s SEC filings. You are advised to consult further disclosures Oracle may make on related subjects in its future filings with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although Oracle believes that the expectations reflected in the forward-looking statements are reasonable, Oracle can give no assurance that such expectations will prove to be correct, nor can Oracle guarantee future results, levels of activity, performance or achievements.

Contacts:

Precision Therapeutics, Inc.

David R. Heilman

Chief Financial Officer

(412) 432-1505

dheilman@ptilabs.com

Oracle Healthcare Acquisition Corp.

Joel D. Liffmann

President and Chief Operating Officer

Oracle Healthcare Acquisition Corp.

(203) 862-7900

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